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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Continental Cablevision, Inc. of our report dated March 31, 1995 relating to the financial statements of Clay Cablevision (a Division of Rifkin Cable Income Partners, L.P.), which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

                                                            Price Waterhouse LLP

Denver, Colorado
October 18, 1995